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TYPE: DEFA14A
SEQUENCE: 1
DESCRIPTION: DEFINITIVE ADDITIONAL MATERIALS

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO. 1)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to sec.240.14a-11(c) or 240.14a-12
MONACO COACH CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
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☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
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MONACO COACH CORPORATION
SUPPLEMENT TO
PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 16, 2002

        This supplement to the proxy statement for our 2002 Annual Meeting of Stockholders is being provided to correct certain numerical errors in Proposals Two and Three and Exhibit B, on pages 6, 8 and B-3 of the proxy statement.

        The first sentence of the third paragraph in Proposal Two under the caption "Terms of Director Plan Prior to Amendment" on page 6 is amended to read as follows:

        "As of March 22, 2002, options to purchase 70,950 shares of Common Stock were outstanding under the Director Plan and 192,450 shares remained available for future option grants."

        The second sentence under the caption "Terms of Stock Plan Prior to Amendment" of Proposal Three on page 8 is amended to read as follows:

        "In February 2002, the Board of Directors approved an increase of 600,000 shares issuable under the Stock Plan, which, if approved by the stockholders, would increase the total shares reserved for issuance under the Stock Plan since its inception to 3,257,813 shares, of which 900,407 shares have previously been issued."

        The first sentence of the second paragraph under the caption "Terms of Stock Plan Prior to Amendment" on page 8 is amended to read as follows:

        "As of March 22, 2002, options to purchase 1,182,151 shares of Common Stock were outstanding under the Stock Plan and 1,175,255 shares remained available for future option grants, subject to stockholder approval of the increase of 600,000 shares."

        The first paragraph of Section 4 of the 1993 Incentive Stock Option Plan (on page B-3) is amended to read as follows:

        "4. Stock Subject to the Plan. Subject to the provisions of Section 14 of the Plan, the maximum aggregate number of Shares that may be optioned and sold under the Plan is 3,257,813 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock."

        Except as supplemented and amended as described above, Proposals Two and Three and Exhibit B are as set forth in the Proxy Statement.

        This Supplement is being mailed to the Company's shareholders on or about April 29, 2002.

        Shareholders may revoke any proxy given pursuant to the solicitation by the Proxy Statement upon delivery to the Company of a written notice of revocation, or a duly executed proxy bearing a later date or by attending the meeting and voting in person. New proxy cards may be obtained upon request of Richard E. Bond, Secretary of Monaco Coach Corporation, at 91320 Industrial Way, Coburg, Oregon, 97408, telephone (541) 686-8011. In addition, you may Vote By Phone—Toll Free—1-800-240-6326. Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 11 a.m. (CT) on May 15, 2002. You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number, which are located on the Proxy Card. Or you may Vote By Internet—http://www.eproxy.com/mnc. Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on May 15, 2002. You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number, which are located on the Proxy Card to obtain your records and create an electronic ballot.

Richard E. Bond Secretary

Coburg, Oregon
April 29, 2002

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MONACO COACH CORPORATION SUPPLEMENT TO PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 16, 2002